Exhibit 10.24
DIVERSIFIED RESTAURANT HOLDINGS, INC.
FORM OF STOCK OPTION AGREEMENT
THIS AGREEMENT, made on the 30th day of July, 2007 (hereinafter sometimes referred to as the “Option Grant Date), by and between DIVERSIFIED RESTAURANT HOLDINGS, INC. (hereinafter referred to as the “Company”) and _______, (hereinafter referred to as “Optionee”).
WHEREAS, Optionee is now an officer, director or key employee of the Company, and the Company desires to have Optionee remain as an officer, director or key employee and to afford Optionee the opportunity to acquire or enlarge Optionee’s stock ownership in the Company, so that Optionee may have a direct proprietary interest in the Company’s success;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:
1. Grant of Option. Subject to the terms and conditions set forth herein, the Company grants to Optionee a nonqualified stock option (the “Option”) to purchase from the Company all or any part of Thirty Thousand (30,000) shares (“Option Shares”) of the Company’s Common Stock (“Shares”).
2. Term and Exercise of Option.
a.	The term of the Option granted herein shall commence as of the Option Grant Date and end six years from such date (such period referred to sometimes hereinafter as the “Option Period”).

b.	The option shall vest and be exercisable over a three year period according to the following schedule:
(i)	10,000 of the Option Shares will become exercisable on the first anniversary of the Option Grant Date;

(ii)	10,000 of the Option Shares will become exercisable on the second anniversary of the Option Grant Date; and

(iii)	10,000 of the Option Shares will become exercisable on the third anniversary of the Option Grant Date;
If an option becomes exercisable in a particular year, but it is not exercised in that year then the option may be exercised in any subsequent year during the Option Period.

a.
Notwithstanding the foregoing, in the event that a change in control of the Company should occur, whether by sale of stock, sale of substantially all of assets of the Company, material change in the business of the Company or other transaction, then the option provided hereunder shall immediately vest and become exercisable in full by the Optionee with respect to all the Option Shares.

b.
Optionee may exercise the Option with respect to any number of shares that are eligible for exercise provided, however, that the Optionee shall have the right to exercise the Option no more than five (5) times during the life of such Option.

c.
The Option hereby granted shall be exercised by Optionee delivering to the Chairman of the Company, from time to time, on any business day, written notice specifying the number of Option Shares Optionee then desires to purchase and reaffirming that the representations made in Section 8 hereof are true and correct as of the date of exercising the option.

3. Exercise Price.
a.	Optionee must pay Two Dollars and 50/100 Dollars ($2.50) per share (subject to adjustment pursuant to Section 7 hereof) for the Shares acquired pursuant to this Agreement.

b.	Payment of the option price of the Shares shall be made in cash at the time an Option is exercised.

c.
In addition, prior to the issuance of Shares upon exercise of this option, the Optionee shall pay or make adequate provision for the payment of any federal or state withholding tax obligation of the Company, if applicable.

4. Restriction on Shares. At any time the Option Shares are not publicly traded with the National Association of Securities Dealers Automated Quotation System, or any other national exchange, the Company reserves to itself or its assignee the right of first refusal to purchase the Option Shares, or any portion thereof, that an Optionee (or a subsequent transferee) proposes to transfer to a third party. The Optionee shall provide the Company with written notice which shall state the name of the proposed purchaser, assignee or transferee and all of the terms, conditions and other material details of such proposed sale, assignment or transfer. The Company shall have thirty (30) days after receipt of such notice to elect to consummate such sale, transfer or assignment itself pursuant to the same terms, conditions and material details set forth in the notice. If the Company does not consummate the transaction during such thirty (30) day period then the Optionee shall have thirty (30) days in which to consummate such sale, transfer, or assignment pursuant to such terms, conditions and material details to the purchaser named in the notice. If the Optionee does not consummate the sale, transfer, or assignment during such 30-day period in accordance with the terms of his original notice to the Company, such Shares shall again be subject to the rights of first refusal contained herein. By signing a copy of this Agreement, Optionee agrees to be bound by the terms of this Section 4.

5. Termination of Option.
a.	Except as otherwise provided below, all Options hereby granted shall terminate and be of no force or effect in accordance with the following provisions:
i)	whether an option is exercisable or not exercisable it shall terminate on the expiration of the Option Period;

ii)	if an option is not exercisable then the option shall terminate on the occurrence of either of the following conditions:
(A)	termination of Optionee’s employment or position as an officer or director of the Company, except in the case of Optionee’s retirement with the consent of the Company;

(B)	three months after the first day of retirement with the consent of the Company.
b.	The Option evidenced hereby is nontransferable, and shall be exercisable during the lifetime of Optionee only by Optionee.

c.
If Optionee ceases to be an employee, officer or director of the Company or its affiliate by reason of death, or if Optionee dies within three months of retirement with consent of the Company, then the Option shall terminate whether the Option is exercisable or not.

6. Rights As a Shareholder. Optionee shall have no rights as a shareholder of the Company with respect to any Shares covered by this Option until the issuance of a stock certificate to him for such Shares.
7. Change in Capitalization. Upon a recapitalization or change in the capital structure of the Company, the Board of Directors in its sole discretion shall make any adjustments as may be appropriate in the number and kind of Shares as to which this Option shall be exercisable and in the option rights granted in order to insure that the Optionee has the right to purchase the same relative percentage of the Shares of the Company after the occurrence of such events or conditions as Optionee had before the occurrence of such events or conditions. These adjustments shall be made without change in the total price applicable to the Option and with a corresponding adjustment in the option price per Share. Any adjustment may provide for the elimination of fractional Shares.
8. Covenants and Representations of Optionee. Optionee represents, warrants, covenants and agrees with the Company as follows:
a.
The Option is being received for Optionee’s own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof;

b.
Optionee is not acquiring the Option based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares subject to this Option, but rather upon an independent examination and judgment as to the prospects of the Company;

c.
Optionee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and has received all information and data with respect to the Company that he has requested and which he has deemed relevant in connection with his receipt of the Option and the Shares subject thereto;

d.
Optionee is able to bear the economic risk of the investment, including the risk of a complete loss of his investment, and Optionee acknowledges that he must continue to bear the economic risk of the investment in the Shares received upon Option exercise for an indefinite period;

e.
Optionee understands and agrees that the Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal law relating to the registration of securities for sale, and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws;

f.	The Shares issued to Optionee upon exercise of the option will not be offered for sale, sold or transferred by Optionee other than pursuant to:
i)	an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws;

ii)	an effective registration under the Securities Act of 1933 (the “1933 Act”) or a transaction otherwise in compliance with the 1933 Act; and

iii)
evidence satisfactory to the Company of compliance with the applicable securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;

g.
The Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sale of the Shares by the Optionee;

h.
A legend indicating that the Shares issued pursuant to the Option has not been registered under the applicable securities laws and referring to any applicable restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to Optionee, and any transfer agent of the Company may be instructed to require compliance therewith;

i.
The agreements, representations, warranties, and covenants made by Optionee herein with respect to the Option shall also extend to and apply to all of the Shares of the Company issued to Optionee from time to time pursuant to this Option. Acceptance by Optionee of the certificate(s) representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

9. Compliance with Securities Laws. Anything in this agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to Optionee, any federal or state securities law, any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or Optionee to take any action in connection with the Shares then to be issued, the issuance of the Shares shall be deferred until that action shall have been taken; however, the Company shall be under no obligation to take action, and the Company shall have no liability whatsoever as a result of the non-issuance of the Shares, except to refund to Optionee any consideration tendered in respect of the exercise price.
10. Resolution of Disputes. Any dispute or disagreement which shall arise under, as a result of, or pursuant to, this agreement shall be determined by the Chairman of the Company, in his absolute and sole discretion, and any such determination or any other determination by the Chairman under or pursuant to this Agreement and any interpretation by the Chairman of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby; provided, however, the Board of Directors, shall have the right, in its absolute and sole discretion, to overrule or modify any determination or interpretation made by the Chairman, in which event any determination or interpretation by the Board or shall be final, binding and conclusive on all persons affected thereby.
11. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Chairman of the Company, or to the Company (attention of the Chairman), at 21751 W. Eleven Mile Road, Suite 208, Southfield, MI 48076, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee’s address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.
12. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
14. Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have executed and sealed this Nonqualified Stock Option Agreement on the date and year set forth above.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

By:

Authorized Officer

[CORPORATE SEAL]

OPTIONEE:

(SEAL)